EX-99.B(g)cmcustappa

APPENDIX A
TO THE
CUSTODIAN AGREEMENT
BETWEEN
WADDELL & REED ADVISORS CASH MANAGEMENT, INC.
AND
UMB BANK, N.A.

Dated as of March 31, 2003

         The Fund shall be responsible for providing the Custodian the net asset levels the Custodian requires to calculate the net asset portion of the Custodian's fees. Such determinations shall be based upon the average monthly assets of each Fund and shall specify the level of domestic assets and foreign assets by country, as appropriate. Domestic assets shall include all assets held in the United States including but not limited to American Depositary Receipts. Foreign assets shall include all assets held outside the United States including but not limited to securities that clear through Euroclear or CEDEL. The Custodian will provide as soon as practicable after receiving the information provided by the Fund with respect to the net asset level numbers, a bill for the Fund, including such reasonable detail in support of each bill as may be reasonably requested by the Fund. As used in this Appendix A, "Advisors Funds" shall mean all funds in the Waddell & Reed Advisors Funds, W&R Target Funds, Inc., W&R Funds, Inc., Waddell & Reed InvestEd Portfolios, Inc. and Ivy Fund.

DOMESTIC CUSTODY FEE SCHEDULE

A.	Annual Fee (combining all domestic assets):

An annual fee to be computed as of month end and payable each month of the Fund's fiscal year (after receipt of the bill issued to each Fund based upon its portion of domestic assets), at the annual rate of:

..00003 for the first $5,000,000,000 of the net assets of all the Advisors Funds, plus
..0000275 for the next $10,000,000,000 of the net assets of all the Advisors Funds, plus
..0000265 for any net assets exceeding $15,000,000,000 of the assets of all the Advisor Funds

B.	Portfolio Transaction Fees (billed to each Fund):

	(a)	For each DTC portfolio transaction*	$ 5.25
	(b)	For each Physical portfolio transaction*	$20.00
	(c)	For each future/option contract written	$25.00
	(d)	For each principal paydown	$ 5.75
	(e)	For each interfund master-note transaction*	$ 6.00
	(f)	For each Fed Book Entry portfolio transaction*	$ 8.00
	(g)	Corporate Action/Call/Reorg	$25.00
	(h)	UMB Repurchase Agreement	$ 5.00
	(i)	Wire In/Out & Check Issued (Misc. ONLY)	$ 8.00

* A portfolio transaction includes a receive, delivery, maturity andfree security movement.

C.	Earnings Credits:

Positive earnings credits will be applied on all collected custody and cash management balances of each Fund at the Custodian to earn the Custodian's daily repurchase agreement rate less reserve requirements and FDIC premiums. Negative earnings credits will be charged on all uncollected custody and cash management balances of each Fund at the Custodian's prime rate less 150 basis points on each day a negative balance occurs. Positive and/or negative earnings credits will be monitored daily for each Fund and the net positive or negative amount for each Fund will be included in the monthly statements. Excess positive credits for each Fund will be carried forward indefinitely.

D.	Out-of-Pocket Expenses (Custodian and Special Subcustodian):

Includes, but is not limited to, all special subcustodian charges, precious metal charges, security transfer fees, certificate fees, shipping/courier fees or charges, bank DDA service charges, FDIC insurance premiums, specialized programming charges and the legal review/processing of restricted and private placement securities.

GLOBAL CUSTODY FEE SCHEDULE

A.	Global Fee Schedule:

Market:	Annual Asset Fees	Transaction Fees
Argentina	..0018	$ 55
Australia	..0003	$ 40
Austria	..000525	$ 40
Bangladesh	..0060	$140
Belgium (Equity)	..000325	$ 40
Belgium (Fixed Income)	..00034	$ 40
Bolivia	..0045	$100
Botswana	..0060	$135
Brazil	..0017	$ 55
Bulgaria	..0060	$135
Canada	..00019	$ 18
Cedel/Euroclear (Fixed Income)	..00017	$ 17
Cedel/Euroclear (Equity)	..00045	$ 17
Chile	..0015	$ 65
China	..0015	$ 65
Colombia	..0037	$100
Croatia	..0070	$135
Czech Republic (Equity)	..0023	$ 50
Czech Republic (Fixed Income)	..0014	$ 50
Denmark	..00035	$ 40
Equador	..0040	$110
Egypt	..0040	$120
Estonia	..0040	$ 90
Finland	..00035	$ 40
France	..00024	$ 23
Germany	..00024	$ 21
Greece (Equity)	..0020	$ 50
Greece (Fixed Income)	..0013	$ 50
Hong Kong	..000375	$ 48
Hungary (Physical Equity)	..0029	$ 70
Hungary (Keler Eq/Fi)	..0023	$ 70
India	..0035	$ 80
Indonesia	..0007	$ 70
Ireland	..00015	$ 18
Israel	..0015	$ 75
Italy	..00019	$ 25
Japan	..00019	$ 26
Jordan	..0040	$115
Korea	..0010	$ 48
Latvia	..0060	$ 85
Lithuania	..0050	$ 85
Malaysia	..0007	$ 60
Mauritius	..0055	$165
Mexico	..00044	$ 28
Morocco	..0040	$135
Netherlands	..00019	$ 21
New Zealand	..000375	$ 70
Norway	..000285	$ 38
Pakistan	..0040	$110
Panama	..0070	$135
Peru	..0040	$ 90
Philippines	..0015	$ 70
Poland	..0031	$ 80
Portugal	..00095	$ 65
Romania	..0035	$ 80
Russia (Equity)	..0060	$100
Russia (Fixed Income)	..0050	$100
Singapore	..000375	$ 50
Slovakia	..0035	$ 65
Slovenia	..0070	$165
South Africa	..000375	$ 45
Spain	..000375	$ 51
Sri Lanka	..0025	$ 55
Sweden	..0003	$ 40
Switzerland	..00021	$ 31
Taiwan	..0015	$ 70
Thailand	..00085	$ 65
Turkey	..0015	$ 50
U.K.	..000135	$ 14
Uruguay	..0035	$ 85
Venezuela	..0037	$ 90
Zimbabwe	..0060	$145

B.	Additional Charges, each

	Trade Correction and Cancel	$15.00
	Late Instruction	$15.00

	Non-Automated Trade Instruction	$15.00

	Additional market asset and transaction charges will be negotiated prior to investment.

C.	Out-of-Pocket Expenses (passed directly from Citibank):

Includes, but is not limited to, all locally mandated charges, precious metal charges, depository charges, proxy fees and charges, Euroclear deposit and withdrawal charges, stamp duties, foreign investor registration charges, local taxes, certificate fees, re-registration fees and overnight and other courier services.

SUBCUSTODIAN LIST
PURSUANT TO CUSTODIAN AGREEMENT
BETWEEN
WADDELL & REED ADVISORS CASH MANAGEMENT, INC.
AND
UMB BANK, n.a.

Dated as of March 31, 2003

The following is a list of Foreign Subcustodians and Special Subcustodians under the Custodian Agreement as amended:

A.	Foreign Sub-Custodians

COUNTRY	SUBCUSTODIAN	DEPOSITORIES

ARGENTINA	CITIBANK, NA	CDV
CRYL

AUSTRALIA	CITICORP NOMINEES PTY	Austraclear
CHESS

AUSTRIA	CITIBANK, NA (through Milan)	OeKB

BANGLADESH	STANDARD CHARTERED BANK (SCB)	None

BELGIUM	FORTIS BANK	CIK
NBB
Euroclear

BERMUDA	BANK OF BERMUDA	BSD

BOLIVIA	CITIBANK, NA	None

BOTSWANA	BARCLAYS BANK OF BOTSWANA LIMITED	None

BRAZIL	CITIBANK, NA	CBLC
CETIP
SELIC

BULGARIA	SG EXPRESSBANK	BNB
CDAD

CANADA	CITIBANK CANADA	CDS

CHILE	CITIBANK, NA	DCV

CHINA	CITIBANK, NA	CSDCC Shanghai
CSDCC Shenzhen

COLOMBIA	CITITRUST COLOMBIA SA	DCV
DECEVAL

COSTA RICA	BANCO BCT	CEVAL

CROATIA	PRIVREDNA BANKA ZAGREB DD.	SDA
MoF

CZECH REPUBLIC	CITIBANK, AS	CNB
SCP

DENMARK	NORDEA BANK	VP

ECUADOR	CITIBANK, NA	None

EGYPT	CITIBANK, NA	MCSD

ESTONIA	HENSABANK LTD	ECDS

FINLAND	NORDEA BANK FINLAND PLC	FCSD

FRANCE	CITIBANK, NA	Euroclear France

GERMANY	CITIBANK, AG	CBF

GREECE	CITIBANK, NA	CSD
BOGS

HONG KONG	CITIBANK, NA	CMU
HKSCC

HUNGARY	CITIBANK RT	KELER Ltd

INDIA	CITIBANK, NA	NSDL
CDSL
RBI

INDONESIA	CITIBANK, NA	KSEI

IRELAND	CITIBANK, NA	CREST
Euroclear SA/NV

ISRAEL	BANK HAPOALIM	SECH

ITALY	CITIBANK, NA	MT

JAPAN	CITIBANK, NA	BOJ
JASDEC

JORDAN	CITIBANK, NA	None

KOREA	CITIBANK, NA	KSD

LATVIA	HENSABANK	BOL
LCD

LITHUANIA	HENSABANK	CSDL

LUXEMBOURG	CLEARSTREAM BANKING (Luxembourg)	Clearstream

MALAYSIA	CITIBANK, NA	BNM
MCD

MAURITIUS	HONGKONG & SHANGHAI BANKING CORP	CDS

MEXICO	BANAMEX SA	Indeval

MOROCCO	CITIBANK MAGHREB	MCLR

NETHERLANDS	CITIBANK, NA	NECIGEF
NIEC

NEW ZEALAND	CITIBANK NOMINEES	NZCSD

NORWAY	NORDEA BANK NORGE ASA	VPS

PAKISTAN	CITIBANK, NA	CDC
SBP

PERU	CITIBANK, NA	CAVALI

PHILIPPINES	CITIBANK, NA	PCD
ROSS

POLAND	BANK HANDLOWY W WARSZAWIE SA	NBP
NDS

PORTUGAL	CITIBANK INTERNATIONAL PLC	Interbolsa

PUERTO RICO	CITIBANK, NA	None

ROMANIA	CITIBANK ROMANIA SA	BSE
SNCDD

RUSSIA	ZAO CITIBANK	VTB
NDC

SINGAPORE	CITIBANK, NA	CDP

SLOVAKIA	CESKOSLOVENSKA OBCHODNI BANK AS (CSOB)	NBS
SCP

SLOVENIA	BANK AUSTRIA	KDD

SOUTH AFRICA	FIRST NATIONAL BANK OF SOUTH AFRICA LIMITED	CDL
STRATE

SPAIN	CITIBANK INTERNATIONAL PLC	CADE
SCLV

SRI LANKA	CITIBANK, NA	CDS

SWEDEN	SKANDINAVISKA ENSKILDA BANKEN (SEB)	VPC

SWITZERLAND	CITIBANK, NA	SIS

TAIWAN	CITIBANK, NA	TSCD

THAILAND	CITIBANK, NA	TSD

TURKEY	CITIBANK, NA	CBT
Takasbank

UKRAINE	ING BANK	MFS
NBU

UNITED KINGDOM	CITIBANK, NA	CMO
CRESTCO

VENEZUELA	CITIBANK, NA	CVV
BCV

ZIMBABWE	BARCLAYS BANK OF ZIMBABWE LIMITED	None

B.	Special Subcustodians:

HSBC Bank USA